Exhibit j (ii) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K








            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Trustees and Shareholders
Federated Income Securities Trust:


We consent to the use of our reports dated January 25, 2008, for Federated Capital Income Fund, a portfolio of Federated Income Securities Trust incorporated herein by reference and to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.



/s/ KPMG LLP

Boston, Massachusetts
January 25, 2008